UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 14, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 14, 2010, ShoreTel, Inc. (“Registrant” or the “Company”) issued a press release announcing preliminary financial results for its fiscal quarter ended June 30, 2010, the text of which is furnished herewith as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2010, the Company announced that John Combs, the Company’s Chief Executive Officer will resign as Chief Executive Officer effective September 30, 2010. In recognition of his service to the Company, Mr. Combs will receive a lump sum payment equal to 18 months of his current base salary of $350,000, and his pro-rated target bonus for 2011, if any, less applicable withholding taxes and reimbursement of premiums paid for continuation coverage for 18 months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Mr. Combs will not be required to reimburse the Company for the relocation expenses previously paid to him.

Mr. Combs will continue to serve as a member of the Board of Directors for the remainder of his term, which expires at the 2010 Annual Meeting of Stockholders. The Company announced that Gary Daichendt, currently a member of the Board of Directors, has been appointed Chairman of the Board, effective immediately.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of ShoreTel, Inc. dated July 14, 2010

The information in Item 2.02 and 9.01 and Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in those Items and Exhibit shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: July 14, 2010	By:	/S/ MICHAEL E. HEALY
	Name:	Michael E. Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of ShoreTel, Inc. dated July 14, 2010